Exhibit 99.1

Item 6.	Selected Financial Data

The following sets forth selected financial and operating data for the Company on a historical consolidated basis. The following data should be read in conjunction with the financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Current Report on Form 8-K. The historical statements of operations for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 include the results of operations of the Company as derived from the Company’s audited financial statements. The results of operations of properties sold are presented in discontinued operations if they met both of the following criteria: (a) the operations and cash flows of the property have been (or will be) eliminated from the ongoing operations of the Company as a result of the disposition and (b) the Company will not have any significant involvement in the operations of the property after the disposal transaction. The historical balance sheet data and other data as of December 31, 2005, 2004, 2003, 2002, and 2001 include the balances of the Company as derived from the Company’s audited financial statements.

	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	12/31/05	12/31/04	12/31/03	12/31/02	12/31/01
	(In thousands, except per share and property data)

Statement of Operations Data:
Total Revenues	$337,823	$278,556	$257,426	$241,608	$258,896
Interest Income	1,486	3,632	2,416	2,378	2,790
Mark-to-Market/Gain on Settlement of Interest Rate Protection Agreements	811	1,583	—	—	—
Property Expenses	(113,024)	(94,421)	(87,621)	(79,070)	(80,358)
General and Administrative Expense	(55,812)	(39,569)	(26,953)	(19,610)	(18,609)
Interest Expense	(108,339)	(98,636)	(94,895)	(90,017)	(82,580)
Amortization of Deferred Financing Costs	(2,125)	(1,931)	(1,764)	(1,925)	(1,809)
Depreciation and Other Amortization	(110,654)	(83,326)	(65,723)	(54,700)	(51,452)
Expenses from Build to Suit Development for Sale	(15,574)	—	—	—	—
Gain (Loss) from Early Retirement from Debt (c)	82	(515)	(1,466)	(888)	(10,309)
Valuation Provision on Real Estate (a)	—	—	—	—	(9,500)
Equity in Income (Loss) of Joint Ventures	3,699	37,301	539	463	(791)
Income Tax Benefit	13,625	7,833	5,305	2,311	221
Minority Interest Allocable to Continuing Operations	7,664	1,630	4,706	4,010	3,609

(Loss) Income from Continuing Operations	(40,338)	12,137	(8,030)	4,560	10,108
Income from Discontinued Operations (Including Gain on Sale of Real Estate of $131,955, $88,245, $79,485 and $58,323 for the Year Ended December 31, 2005, 2004, 2003 and 2002, respectively) (b)	151,078	113,644	132,957	125,526	68,454

	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	12/31/05	12/31/04	12/31/03	12/31/02	12/31/01
	(In thousands, except per share and property data)

Provision for Income Taxes Allocable to Discontinued Operations (Including $18,718, $8,147, $1,965, and $1,440 allocable to Gain on Sale of Real Estate for the years ended December 31, 2005, 2004, 2003 and 2002, respectively)	(23,346)	(10,960)	(3,579)	(2,583)	(1,273)
Minority Interest Allocable to Discontinued Operations	(16,810)	(14,088)	(19,057)	(18,417)	(10,297)
Gain on Sale of Real Estate	29,734	16,755	15,794	16,476	65,441
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	(10,711)	(5,312)	(2,328)	(3,394)	(43)
Minority Interest Allocable to Gain on Sale of Real Estate	(2,503)	(1,570)	(1,984)	(1,960)	(10,026)

Net Income	87,104	110,606	113,773	120,208	122,364
Redemption of Preferred Stock	—	(7,959)	—	(3,707)	(4,577)
Preferred Dividends	(10,688)	(14,488)	(20,176)	(23,432)	(30,001)

Net Income Available to Common Stockholders	$76,416	$88,159	$93,597	$93,069	$87,786

(Loss) Income from Continuing Operations Available to Common Stockholders Per Weighted Average Common Share Outstanding:
Basic	$(0.81)	$(0.01)	$(0.43)	$(0.29)	$0.80

Diluted	$(0.81)	$(0.01)	$(0.43)	$(0.29)	$0.79

Net Income Available to Common Stockholders Per Weighted Average Common Share Outstanding:
Basic	$1.80	$2.17	$2.43	$2.39	$2.26

Diluted	$1.80	$2.17	$2.43	$2.39	$2.24

Distributions Per Share	$2.7850	$2.7500	$2.7400	$2.7250	$2.6525

Weighted Average Number of Common Shares Outstanding:
Basic	42,431	40,557	38,542	38,927	38,841

Diluted	42,431	40,557	38,542	38,927	39,150

Net Income	$87,104	$110,606	$113,773	$120,208	$122,364

	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	12/31/05	12/31/04	12/31/03	12/31/02	12/31/01
	(In thousands, except per share and property data)

Other Comprehensive Income (Loss):
Cumulative Transition Adjustment	—	—	—	—	(14,920)
Settlement of Interest Rate Protection Agreements	—	6,816	—	1,772	(191)
Reclassification of Settlement of Interest Rate Protection Agreements to Net Income	(159)	—	—	—	—
Mark-to-Market of Interest Rate Protection Agreements and Interest Rate Swap Agreements	(1,414)	106	251	(126)	(231)
Write-off of Unamortized Interest Rate Protection Agreements Due to Early Retirement of Debt	—	—	—	—	2,156
Amortization of Interest Rate Protection Agreements	(1,085)	(512)	198	176	805
Other Comprehensive Income Allocable to Minority Interest	837	—	—	—	—

Comprehensive Income	$85,283	$117,016	$114,222	$122,030	$109,983

Balance Sheet Data (End of Period):
Real Estate, Before Accumulated Depreciation	$3,260,761	$2,856,474	$2,738,034	$2,697,269	$2,714,927
Real Estate, After Accumulated Depreciation	2,850,195	2,478,091	2,388,782	2,388,781	2,438,107
Real Estate Held for Sale, Net	16,840	52,790	—	7,040	30,750
Total Assets	3,226,243	2,721,890	2,648,023	2,629,973	2,621,400
Mortgage Loans Payable, Net, Unsecured Lines of Credit and Senior Unsecured Debt, Net	1,813,702	1,574,929	1,453,798	1,442,149	1,318,450
Total Liabilities	2,020,361	1,719,463	1,591,732	1,575,586	1,447,361
Stockholders’ Equity	1,043,562	845,494	889,173	882,326	995,597
Other Data:
Cash Flow From Operating Activities	$49,350	$77,657	$103,156	$132,838	$147,134
Cash Flow From Investing Activities	(371,654)	9,992	29,037	33,350	(38,804)
Cash Flow From Financing Activities	325,617	(83,546)	(131,372)	(166,188)	(116,061)
Total In-Service Properties	884	827	834	908	918
Total In-Service GLA, in Square Feet	70,193,161	61,670,735	57,925,466	59,979,894	64,002,809
In-Service Occupancy Percentage	92%	90%	88%	90%	91%

(a)	Represents a valuation provision on real estate relating to certain properties located in Columbus, Ohio, Des Moines, Iowa, Grand Rapids, Michigan and Indianapolis, Indiana.

(b)	On January 1, 2002, the Company adopted the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” (“FAS 144”). FAS 144 addresses financial accounting and reporting for the disposal of long lived assets. FAS 144 requires that the results of operations and gains or losses on the sale of property be presented in discontinued operations if both of the following criteria are met: (a) the operations and cash flows of the property have been (or will be) eliminated from the ongoing operations of the Company as a result of the disposal transaction and (b) the Company will not have any significant continuing involvement in the operations of the property after the disposal transaction. FAS 144 also requires prior period results of operations for these properties to be restated and presented in discontinued operations in prior consolidated statements of operations.

(c)	In 2005, the Company wrote off $.05 million of financing fees related to the Company’s previous line of credit agreement which was amended and restated on August 23, 2005. In addition, the Company paid $.3 million of finance fees and wrote off a loan premium of $.4 million on a mortgage loan payable which was assumed by the buyers of the related properties on July 13, 2005. In 2004, the Company paid off and retired a mortgage loan. The Company recorded a loss from the early retirement of debt in 2004 of approximately $.5 million, which is comprised of the write-off of unamortized deferred financing costs and prepayment penalties. In 2003, the Company paid off and retired a mortgage loan. The Company recorded a loss from the early retirement of debt in 2003 of approximately $1.5 million, which is comprised of the write-off of unamortized deferred financing costs. In 2002, the Company paid off and retired senior unsecured debt. The Company recorded a loss from the early retirement of debt of approximately $.9 million which is comprised of the amount paid above the carrying amount of the senior unsecured debt, the write-off of pro rata unamortized deferred financing costs and legal costs. In 2001, the Company paid off and retired certain mortgage loans and senior unsecured debt. The Company recorded a loss from the early retirement of debt of approximately $10.3 million, which is comprised of the amount paid above the carrying amount of the senior unsecured debt, the write-off of unamortized deferred financing costs, the write-off of the unamortized portion of an interest rate protection agreement which was used to fix the interest rate on the senior unsecured debt prior to issuance, the settlement of an interest rate protection agreement used to fix the retirement price of the senior unsecured debt, prepayment fees, legal costs and other expenses.

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